UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2012

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders

On June 12, 2012, Tree.com, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The holders of an aggregate of 11,295,585 shares of the Company’s common stock were entitled to vote at the Annual Meeting and a total of 10,795,086 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy. The stockholders considered and voted on three proposals submitted for stockholder vote, each of which is described in detail in the Company’s 2012 proxy statement prepared for the Annual Meeting.

The following are the voting results on each matter submitted for stockholder vote at the Annual Meeting.

Proposal 1 -  Election of Directors

The following nominees for election to the board of directors were elected, each for a one-year term or until their successor has been duly elected and qualified:

	For	Withheld	Broker Non- Votes
Peter Horan	8,640,942	699,551	1,454,593
W. Mac Lackey	9,058,842	281,651	1,454,593
Douglas Lebda	9,283,526	56,967	1,454,593
Joseph Levin	7,594,373	1,746,120	1,454,593
Patrick McCrory	7,623,459	1,717,034	1,454,593
Steve Ozonian	7,394,866	1,945,627	1,454,593
Mark Sanford	8,919,228	421,265	1,454,593

Proposal 2.  Ratification of Independent Registered Public Accounting Firm

The board of directors’ proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year was approved based on the following votes:

For	Against	Abstentions
10,783,697	10,640	749

Proposal 3.  Approval of Amendment and Restatement of the Second Amended and Restated Tree.com 2008 Stock and Annual Incentive Plan.

The board of directors’ proposal to amend and restate the Second Amended and Restated Tree.com 2008 Stock and Annual Incentive Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
7,290,399	2,049,401	693	1,454,593

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2012

TREE.COM, INC.

By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Assistant General Counsel & Corporate Secretary